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                                                                     EXHIBIT 4.6


         THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          10% CONVERTIBLE SECURED NOTE


$ _______________                                        _____________ ___, 1997
                                                         Los Angeles, California


         FOR VALUE RECEIVED TEAM COMMUNICATIONS GROUP, INC., a California corporation ("Company"), promises to pay to______ ("Holder"), or its registered assigns, the principal sum of Dollars ($ . ), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is one of the "10% Notes" issued by the Company in the private offering (the "Private Offering") described in the Confidential Private Placement Memorandum (the "Memorandum") distributed by the Company to the Purchaser, and pursuant to the Subscription Agreement completed by the Purchaser (the "Subscription Agreement").

         This Note is subject to the terms of that certain security agreement, dated as of , which agreement sets forth the rights of the Noteholders relative to a subordinated Lien against certain assets of the Company.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

                  1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

                           (a)      "Articles" shall mean the Articles of
Incorporation of Company as amended and/or restated.

                           (b)      "Closing Date" shall mean ________ __, 1997.


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                           (c) "Company" includes the corporation initially
executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

                           (d) "Event of Default" has the meaning given in
Section 3 hereof.

                           (e) "Holder" shall mean the Person specified in the
introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

                           (f) "Indebtedness" shall mean and include the
aggregate amount of, without duplication (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (d) all obligations with respect to capital leases, (e) all guaranty obligations, (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

                           (g) "Lien" shall mean, with respect to any property,
any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

                           (h) "Majority in Interest" shall mean more than 50%
of the aggregate outstanding principal amount of the Notes issued in the Private Offering.

                           (i) "Maturity Date" shall mean the earlier to occur
of (i) five business days after the completion of either a public offering of the Company's Common Stock (the "Initial Public Offering") or (ii) the public or private placement of debt or equity securities with gross proceeds to the Company in excess of $5,000,000 (together with an Initial Public Offering, a "Financing Event") or the second anniversary of the Closing Date.

                           (j) "Obligations" shall mean and include all loans,
advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect absolute or contingent, due or to become due, and whether or not arising after the commencement of proceeding under Title 11 of the United States Code (11 U.S.C.

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Section 101 et seq., as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in an' such proceeding.

                           (k) "Person" shall mean and include an individual, a
partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

                           (l) "Transaction Documents" shall mean this Note,
each of the other Notes issued in the Private Offering, the Memorandum and the Subscription Agreement.


                  2. PAYMENTS. Accrued interest on this Note shall be payable on each of the dates six months and one year after the Closing. The principal amount outstanding, plus any accrued but unpaid interest, shall be paid on the Maturity Date.

                  3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Transaction
Documents:

                  (a) Failure to Pay. Company shall fail to pay any interest or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five
(5) days of the due date.

                  (b) Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.


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                  4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or
existence of any Event of Default (other than an Event of Default referred to in Section 3(b) or 3(c)) and at any time thereafter during the continuance of such Event of Default Holder may, with the written consent of a Majority in Interest of the holders of the Notes issued in the Private Offering, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 3(b) or 3(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

                  5.       CONVERSION: MANDATORY REDEMPTION.

                           (a) Voluntary Conversion. Beginning on the date 60
days after the Closing, Holder has the right, at Holder's option, at any time, to convert the outstanding principal amount of this Note, in accordance with the provisions of Section 5(c) hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock of Company (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The "Conversion Price" shall be $5.00.

                           (b) Automatic Conversion. The entire outstanding
principal amount of this Note shall be automatically converted into shares of Common Stock at the Conversion Price in effect at the time upon the earlier to occur of any consolidation or merger of Company with or into any Person, or any other corporate reorganizations in which Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by Company in which in excess of 50% of Company's voting power is transferred, or a sale of all or substantially all of the assets of Company.

                           (c)      Conversion Procedure.

                                    (i)     Conversion Pursuant to Section 5(a).
Before Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note, duly endorsed, at the office of Company and shall give written notice by registered or certified mail, postage prepaid, to Company at its principal corporate office, of the election to convert the same pursuant to Section 5(a), and shall state therein the amount of the unpaid principal amount of this

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Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Company shall, as soon as practicable thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 5(d). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                                    (ii)    Conversion Pursuant to Section 6(b).
If this Note is automatically converted, written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of Company is located, notifying Holder of the conversion to be effected, specifying the principal amount of the Note to be converted, the date on which such conversion is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 5(d). Any conversion of this Note pursuant to Section 5(b) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 5(b) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record Holders of such shares and purchasers of such shares under the Transaction Documents and shall be bound by the terms of the Transaction Documents.

                                    (d)     Fractional Shares; Interest; Effect
of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, Company shall pay to Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, Company shall pay to Holder any interest accrued on the amount converted and on the amount to be paid to Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5(d), Company shall be forever released from all its obligations and liabilities under this Note.


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                                    (e)     Reservation of Stock Issuable Upon
Conversion. Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note,.Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                                    (f)     Conversion Price Adjustments.

                                            (i)      Adjustments for Stock
Splits and Subdivisions. In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding, shares.

                                            (ii)     Adjustments for Reverse
Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                                    (g)    Mandatory Redemption.

                                            (i)    Repayment Obligation.   The
Notes are subject to mandatory repayment of all unpaid principal and accrued but unpaid interest on the Maturity Date.

                                            (ii)     Notice of Certain
Transactions.


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                           (A) In the event that the Company, while any
indebtedness represented by this Note remains outstanding shall:

                  (1) takes any action which would require an adjustment in the conversion price pursuant to the provisions of the Section 5 (f)

                  (2) initiates, whether voluntarily, or through the action of a third party, an action to dissolve or liquidate the Company, or

                  (3) Proposes to engage in a transaction which would be a Financing Event,

then, in such event, the Company shall give Holder prompt notice (an "Issuance Notice") of such transaction, describing, if applicable. (i) the securities issued and sold or proposed to be issued and sold (the "Issuance Securities"),
(ii) the price at which the Issuance Securities have been or are to be issued and sold (the "Issuance Price"), (iii) the circumstances or terms under which the Issuance Securities have been or are to be sold at the Issuance Price, and/or the potential Maturity Date (if such date occurs by virtue of a Financing Event.)

                           (b) For a period commencing with receipt of the
Issuance Notice and continuing until the latter of the Maturity Date, which period may be not less than ten (10) business days after the Issuance Notice, the Holder shall have the right to convert the indebtedness, or any portion thereof, then outstanding and represented by this Note (including any accrued but unpaid interest) into shares of Common Stock at the Conversion Price.


SECTION 6. REGISTRATION.

         (a) The Company shall advise the Holder or its permitted transferee, whether the Holder holds the Note or has converted the Note and holds the securities underlying the Note, by written notice at least four weeks prior to the filing of any new registration statement thereto under the Act, or the filing of a notification on Form 1-A under the Act for a public offering of securities, covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (or other comparable form), and will, during the five (5) year period from the Closing upon the request of the Holder, include in any such new registration statement (or notification as the case may be) such information as may be required to permit a public offering of all or any of the Common Stock issuable upon the conversion of such Note (the "Registrable Securities"). Specifically, the Registrable Securities will be included in any initial public offering subject to resale by applicable lock-up agreements which the Registrable Securities will be subject to as referenced in Section 11 herein. For so long as the Note remains outstanding and as long as required by the Act (so long as the Holder's ability to convert any Note is not adversely affected), the Company will file post-effective amendments to any such registration statement setting forth or otherwise incorporating certain information contained in the then most

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recent quarterly report on Form 10-QSB or annual report on Form 10-KSB filed by the Company (each such post-effective amendment, a "Quarterly Amendment"). The parties hereby agree that if at any time during such five (5) year period the Company receives written notice from the Holder at least two weeks prior to the filing of any such Quarterly Amendment indicating such Holder's intention to offer Registrable Securities in such Quarterly Amendment, the Company will include in such Quarterly Amendment such information as may be required to permit a public offering of such Registrable Securities. The delivery by the Holder of any such notice shall not constitute a demand made pursuant to Section 6(b). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Holder designates and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering; and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder (other than sales commissions, underwriting discounts or commissions, or other expenses of such sale), and furnish indemnification in the manner provided in Section 7 hereof. The Holder shall furnish information and indemnification as set forth in Section 7.

         (b) At any time after the earlier of (i) that date which is one year after the effective date the Company's initial public offering of its securities and (ii) June 30, 1997, and during the four (4) year period thereafter a 50% Holder (as defined below) may request, on up to an aggregate of two occasions, that the Company register under the Act any and all of the Registrable Securities held by such 50% Holder. Upon the receipt of any such notice, the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to any current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use reasonable efforts to cause such registration to become and remain effective (including the taking of such reasonable steps as are necessary to obtain the removal of any stop order) within 120 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the registration of any of the securities underlying the Note in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Common Stock issuable upon conversion of the Note. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Common Stock issuable upon the conversion of the Note and such registration rights may be exercised by the 50% Holder prior to or subsequent to the conversion of the Note. Within ten days after receiving any such notice pursuant to this Section 6(b), the Company shall give notice to any other Holders of the Notes, advising that the Company is proceeding with such post effective amendment or registration statement and offering to include therein such securities underlying that part of the Notes held by the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the

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
Company shall reasonably request in writing. All costs and expenses of the first post-effective amendment or new registration statement filed in accordance with this Section 6(b) shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any other advisors retained by them and any underwriting discounts or commissions applicable to any of the securities sold by them. All costs and expenses of the second such post-effective amendment or new registration statement shall be borne by the Holder(s). The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three (3) months if so requested by the Holder(s)) from the Closing Date thereof. The Company shall supply prospectuses, and such other documents as the Holder(s) may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Holder(s) designate and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering and furnish indemnification in the manner provided in Section 7 hereof. Notwithstanding the foregoing set forth in this Section 6(b), the Company shall not be required to include in any post-effective amendment or registration statement any Registrable Securities which in the opinion of counsel to the Company (which opinion is reasonably acceptable to counsel to the Holder) would be saleable immediately without restriction under Rule 144 (or its successor) if the Note was converted pursuant to paragraph 5 herein.

         (c) The term "50% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50% of the Notes, and the Common Stock issued upon conversion of the Notes included in such Units, considered in the aggregate.

SECTION 7. INDEMNIFICATION.

         (a) Whenever pursuant to paragraph 6 a post-effective amendment or registration statement relating to any of the Common Stock issuable upon the conversion of the Notes, is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement as declared effective or any final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributing Holder or such controlling person or underwriter for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim,

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
damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof and provided further, that the indemnity agreement provided in this Section 7(a) with respect to any preliminary prospectus shall not inure to the benefit of any Distributing Holder, controlling person of such Distributing Holder, underwriter or controlling person of such underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact, received such preliminary prospectus, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder.

         (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue-statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

         (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement hereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly

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
notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  8. NOTICES OF RECORD DATE, ETC. In the event of:

                           (a) Any taking by Company of a record of the holders
of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                           (b) Any capital reorganization of Company, any
reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company, or

                           (c) Any voluntary or involuntary dissolution,
liquidation or winding-up of Company,

Company will mail to Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

                  9. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  10. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Company and holders of a Majority in Interest of all then outstanding Notes issued in the Private Offering.

                  11. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then

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in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion. if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities. all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

                  12. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to Company, provided that such successor corporation acquires all or substantially all of Company's property and assets and Holder's rights hereunder are not impaired.

                  13. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duty given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder.
Notice shall conclusively be deemed to have been given when received.

                  14. PARI PASSU NOTES. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued in the Private Offering or pursuant to the terms of such Notes. In the event Holder receives payments in excess of its pro rata share of Company's payments to the holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by Holders.

                  15. PAYMENT. Payment shall be made in lawful tender of the United States.

                  16. DEFAULT RATE; USURY. In the event that any payment of principal or interest provided for herein is not paid by Company when due (including the entire unpaid balance of this

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
Note in the event such amount is made immediately due and payable pursuant to the terms hereof), then Company shall pay interest on the such amounts not paid when due at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

                  17. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fee, and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

                  18. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

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         IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                                     TEAM COMMUNICATIONS GROUP, INC.



                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


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